Walgreen Co. Corporate Communications ● 200 Wilmot Road ● Deerfield, Ill. 60015 ● (847) 940-2500

Contact: Michael Polzin
(847) 914-2925

FOR IMMEDIATE RELEASE                                INTERNET: http://www.walgreens.com
WALGREEN CO. CHAIRMAN DAVID W. BERNAUER

STEPS DOWN FROM EXECUTIVE DUTIES

    DEERFIELD, Ill., Jan. 10, 2007 - Walgreen Co. (NYSE, NASDAQ: WAG) today announced that current chairman of the board of directors David W. Bernauer is stepping down from his executive duties with the company while remaining chairman of the board, effective today.

    Bernauer, who started his career with Walgreens in 1966, has been a member of the company’s board of directors since 1999 and was named chairman in 2003.

    Jeffrey A. Rein will continue as Walgreens president and chief executive officer, and is assuming Bernauer’s executive duties.

    Walgreen Co. is the nation’s largest drugstore chain with fiscal 2006 sales of $47.4 billion. The company operates 5,580 stores in 47 states and Puerto Rico, including 76 Happy Harry’s stores in Delaware and surrounding states. Walgreens also provides additional services to pharmacy patients and prescription drug and medical plans through Walgreens Health Services, its managed care division, which includes Walgreens Health Initiatives Inc. (a pharmacy benefits manager), Walgreens Mail Service Inc., Walgreens Home Care Inc. and Walgreens Specialty Pharmacy.

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